Exhibit 99.1

Issuer Direct Reports Third Quarter 2020 Results

Platform and Technology Revenue Increased 33% to $3.6 million, 74% of Total Revenue;Year-over-Year EBITDA more than doubled to $1.4 Million, or 29% of revenue

RALEIGH, NC / ACCESSWIRE / October 29, 2020 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended September 30, 2020.

Brian Balbirnie, CEO of Issuer Direct, commented, "The third quarter was another record quarter for us in terms of operating income, EBITDA and customer wins, as we continue to capitalize on our virtual product line-up and continued newswire expansion."

Mr. Balbirnie continued, “Our overall business performed well this quarter, surpassing our expectations in many areas. ACCESSWIRE generated record revenue and year over year growth of 22% and we expect it to continue to contribute to our future growth in both customer counts and revenue. In addition, the new virtual product offerings introduced in the second quarter continue to bolster our revenue growth, strengthen our profitability and enhance our overall platform branding and marketplace awareness."

Mr. Balbirnie concluded, "We are very pleased with the growth in revenue and increased EBITDA margins of the last two quarters. As we have announced previously, we continue to be focused on product innovation, pursuit of acquisition targets in the communications industry and increased market awareness through our sales and marketing expansion."

Third Quarter 2020 Highlights:

●
Revenue - Total revenue was $4,882,000, a 21% increase from $4,019,000 in Q3 2019 and flat compared to Q2 2020. Platform and Technology revenue increased 33% from Q3 2019 and 9% from Q2 2020. The increase in Platform and Technology revenue was due to an increase in webcasting and conference software revenue as a result of our new virtual products, increased revenue from our newswire business and additional subscriptions of Platform id. Platform & Technology revenue increased to 74% of total revenue for Q3 2020, compared to 67% for Q3 2019. Services revenue decreased 3% from Q3 2019 and 20% from Q2 2020. The decrease from Q2 2020 is primarily due to the seasonal nature of the compliance and proxy businesses.

●
Gross Margin - Gross margin for Q3 2020 was $3,495,000, or 72% of revenue, compared to $2,797,000, or 70% of revenue, during Q3 2019 and $3,522,000, and 72%, in Q2 2020. Platform and Technology gross margin was 77%, compared to 74% in Q3 2019 and 78% in Q2 2020. The increase in gross margin year over year is primarily related to the increase in revenue from our virtual products.

●
Operating Income - Operating income was $1,076,000 for Q3 2020, as compared to $180,000 during Q3 2019. The increase in operating income is due to the increase in gross margin as well as a decrease in operating expenses. General and Administrative Expenses decreased $177,000, or 14%, primarily due to a decrease in bad debt expense. Product development expense decreased $76,000, or 26% from Q3 2019 due to a decrease in headcount. These decreases were partially offset by an increase in sales and marketing expenses as a result of investment in headcount, advertising and marketing.

●
Net Income - Net income was $789,000, or $0.21 per diluted share, during Q3 2020, compared to $200,000, or $0.05 per diluted share, during Q3 2019.

●
Operating Cash Flows - Cash flows from operations for Q3 2020 were $1,321,000 compared to $1,160,000 in Q3 2019 and $1,477,000 in Q2 2020.

●
Non-GAAP Measures – Q3 2020 EBITDA was $1,401,000, or 29% of revenue, compared to $610,000, or 15% of revenue, during Q3 2019. Non-GAAP net income for Q3 2020 was $963,000, or $0.26 per diluted share, compared to $438,000, or $0.11 per diluted share, during Q3 2019.

Year-to-date Q3 2020 Highlights:

●
Revenue - Total revenue was $13,782,000, a 12% increase from $12,336,000 during the first nine months of 2019. Platform and Technology revenue increased 19% compared to the same period of the prior year. The increase in Platform and Technology revenue was due to an increase in webcasting and conference software revenue as a result of our new virtual products, increased revenue from our newswire business and additional subscriptions of Platform id. Platform & Technology revenue increased to 70% of total revenue compared to 65% for the first nine months of 2019. Services revenue decreased 3% from the first nine months of 2019. The decrease was due to lower revenue from ARS services and our transfer agent services due to a combination of less corporate actions and directives as well as a shift from paper-based transactions to electronic processing. These decreases were partially offset by increases in teleconferencing services and print and proxy fulfillment services accompanying the increase in revenue of our virtual products.

●
Gross Margin - Gross margin was $9,780,000, or 71% of revenue, compared to $8,562,000, or 69% of revenue, during the first nine months of 2019. Platform and Technology gross margin was 76%, compared to 74% during the first nine months of 2019. The increase in gross margin is primarily related to the increase in revenue from our virtual products.

●
Operating Income - Operating income was $2,325,000 compared to $457,000 during the first nine months of 2019. The increase in operating income is due to the increase in gross margin as well a decrease in operating expenses as noted for the third quarter.

●
Net Income – Net income was $1,787,000, or $0.48 per diluted share compared to $617,000, or $0.16 per diluted share, during the first nine months of 2019.

●
Operating Cash Flows - Cash flows from operations were $3,400,000 compared to $1,955,000 during the first nine months of 2019.

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Non-GAAP Measures – EBITDA was $3,377,000, or 25% of revenue, compared to $1,718,000, or 14% of revenue, during the first nine months of 2019. Non-GAAP net income was $2,334,000, or $0.62 per diluted share, compared to $1,433,000, or $0.37 per diluted share, during the first nine months of 2019.

Key Performance Indicators:

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During the quarter, the Company worked with 1,475 publicly traded customers, compared to 1,394 during the same period last year.

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During the quarter, the Company worked with 1,597 privately held customers compared to 997 during the same period last year.

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During the quarter we signed 42 new Platform id. subscriptions to new or existing customers with a total annual contract value of $360,000.

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Total Platform id. subscriptions as of September 30, 2020 were 320, with an annual contract value of $2,477,000, compared to 295 subscriptions with an annual contract value of $2,228,000 as of June 30, 2020.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, integration and acquisition costs, the impact of discrete items impacting income tax expense and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)

	Three Months ended September 30,
	2020	2019
	Amount	Amount

Net income:	$789	$200
Adjustments:
Depreciation and amortization	325	430
Interest expense (income)	4	(79)
Income tax expense	283	59
EBITDA:	$1,401	$610

	Nine Months ended September 30,
	2020	2019
	Amount	Amount

Net income:	$1,787	$617
Adjustments:
Depreciation and amortization	1,052	1,261
Interest expense (income)	(55)	(265)
Income tax expense	593	105
EBITDA:	$3,377	$1,718

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended September 30,
	2020		2019
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$789	$0.21	$200	$0.05
Adjustments:
Amortization of intangible assets (1)	148	0.04	192	0.05
Stock-based compensation (2)	72	0.02	128	0.03
Tax impact of adjustments (4)	(46)	(0.01)	(67)	(0.02)
Impact of discrete items impacting income tax expense (5)	—	—	(15)	—
Non-GAAP net income:	$963	$0.26	$438	$0.11

	Nine Months ended September 30,
	2020		2019
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,787	$0.48	$617	$0.16
Adjustments:
Amortization of intangible assets (1)	492	0.13	574	0.15
Stock-based compensation (2)	201	0.05	396	0.10
Integration and acquisition costs (3)	—	—	112	0.03
Tax impact of adjustments (4)	(146)	(0.04)	(227)	(0.06)
Impact of discrete items impacting income tax expense (5)	—	—	(39)	(0.01)
Non-GAAP net income:	$2,334	$0.62	$1,433	$0.37

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is highly variable based on the stock price and not tied directly to the operations of the business.

3)
The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of VisualWebcaster Platform.

4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)
The adjustments eliminate discrete items impacting income tax expense. For the periods ended September 30, 2019, the discrete items relate to either the excess or shortfall stock-based compensation benefit recognized in income tax expense during the period.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: October 29, 2020
Time: 4:30 PM ET
Participant: 877-407-8133 | 201-689-8040|

Live Webcast: https://www.webcaster4.com/Webcast/Page/842/38285

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on November 12, 2020.

Toll-free:          877-481-4010
International:   919-882-2331
Reference ID:  38285

Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id. ™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the COVID-19 pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended September 30, 2020, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2020	2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$18,429	$15,766
Accounts receivable (net of allowance for doubtful accounts of $617 and $700, respectively)	2,445	2,051
Income tax receivable	—	48
Other current assets	220	141
Total current assets	21,094	18,006
Capitalized software (net of accumulated amortization of $2,616 and $2,153, respectively)	671	1,134
Fixed assets (net of accumulated amortization of $278 and $181, respectively)	817	899
Right-of-use asset – leases	1,904	2,127
Deferred tax asset	262	256
Other long-term assets	76	77
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $5,429 and $4,937, respectively)	3,023	3,515
Total assets	$34,223	$32,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$355	$266
Accrued expenses	1,367	1,151
Note payable – short-term (net of discount of $0 and $19, respectively)	320	301
Income taxes payable	545	310
Deferred revenue	2,098	1,812
Total current liabilities	4,685	3,840
Deferred income tax liability	120	141
Lease liabilities – long-term	2,054	2,309
Total liabilities	6,859	6,290
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,741,752 and 3,786,398 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.	4	4
Additional paid-in capital	21,757	22,275
Other accumulated comprehensive loss	(21)	(16)
Retained earnings	5,624	3,837
Total stockholders' equity	27,364	26,100
Total liabilities and stockholders’ equity	$34,223	$32,390

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Revenues	$4,882	$4,019	$13,782	$12,336
Cost of revenues	1,387	1,222	4,002	3,774
Gross profit	3,495	2,797	9,780	8,562
Operating costs and expenses:
General and administrative	1,052	1,229	3,465	3,912
Sales and marketing expenses	973	871	2,819	2,566
Product development	212	288	571	968
Depreciation and amortization	182	229	600	659
Total operating costs and expenses	2,419	2,617	7,455	8,105
Operating income	1,076	180	2,325	457
Interest income (expense), net	(4)	79	55	265
Income before income taxes	1,072	259	2,380	722
Income tax expense	283	59	593	105
Net income	$789	$200	$1,787	$617
Income per share – basic	$0.21	$0.05	$0.48	$0.16
Income per share – fully diluted	$0.21	$0.05	$0.47	$0.16
Weighted average number of common shares outstanding – basic	3,740	3,853	3,754	3,853
Weighted average number of common shares outstanding – fully diluted	3,768	3,868	3,778	3,874

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2020	2019
Cash flows from operating activities:
Net income	$1,787	$617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,052	1,261
Bad debt expense	242	700
Deferred income taxes	(27)	(46)
Non-cash interest expense	19	19
Stock-based compensation expense	201	396
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(634)	(1,166)
Decrease (increase) in other assets	191	(117)
Increase (decrease) in accounts payable	89	26
Increase (decrease) in accrued expenses and other liabilities	195	(56)
Increase (decrease) in deferred revenue	285	321
Net cash provided by operating activities	3,400	1,955

Cash flows from investing activities:
Purchase of VisualWebcaster Platform	—	(2,788)
Capitalized software	—	(20)
Purchase of fixed assets	(15)	(302)
Net cash used in investing activities	(15)	(3,110)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	66	—
Payment for stock repurchase and retirement	(785)	(236)
Net cash used in financing activities	(719)	(236)

Net change in cash	2,666	(1,391)
Cash – beginning	15,766	17,222
Currency translation adjustment	(3)	(24)
Cash – ending	$18,429	$15,807

Supplemental disclosures:
Cash paid for income taxes	$323	$218
Non-cash activities:
Right-of-use assets obtained in exchange for lease liabilities	$—	$260

SOURCE: Issuer Direct Corporation